Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Insight Enterprises, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-110915, No. 333-42684, No. 333-42686, No. 33-96286, No. 33-96280, No. 33-03158, and No. 333-69113) on Form S-8 of Insight Enterprises, Inc. of our report dated March 1, 2005, with respect to the consolidated balance sheets of Insight Enterprises, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Insight Enterprises, Inc.

/s/ KPMG LLP

Phoenix, Arizona
March 4, 2005